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                                                                   Exhibit 10.10

                       ESCROW AND SUBORDINATION AGREEMENT
                       ----------------------------------


         THIS AGREEMENT, dated as of December 29, 1999, is entered into by and between AlphaCom, Inc. (the "Company"), National City Bank, Akron, Ohio (the "Escrow Agent"), and Robert Snyder, Dennis Snyder, Joseph Lechiara and Barry Gilliland (the "Shareholders").


         The Company has filed a registration statement on Form SB-2/A with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 ("Registration Statement"), and a copy of such Registration Statement (File No. _____________________) with the Ohio Division of Securities (the "Division") pursuant to the Revised Code. As a condition for the approval of the Registration Statement by the Division, Shareholders have agreed to escrow certain shares subject to the terms of this Agreement. The terms of this Agreement commence upon the effectiveness of the Registration Statement with the Commission.


         Therefore, Shareholders have deposited with the Escrow Agent certificates evidencing 7,619,819 shares of common stock of the Company and the Escrow Agent acknowledges receipt thereof. See Exhibit A, incorporated in and a part of this Agreement, which details the Escrowed Shares.

         Therefore, with respect to the Escrowed Shares the parties to this Agreement agree as follows:

1.       The Escrowed Share certificates shall bear the following legend:

         These shares are subject to certain restrictions, including escrow and subordination, and may not be transferred without compliance with the Escrow and Subordination Agreement, dated December 29, 1999. This legend may be removed only if the shares are released from escrow by the terms of the Agreement.

2. The Escrowed Shares shall not be assigned, sold, hypothecated, pledged, transferred, or otherwise disposed (except by will, descent, or operation of law) until released from escrow.

3. Except as otherwise provided by this Agreement, any dividend, cash, stock, or property paid or issued with respect to the Escrowed Shares and any dividend, cash, stock or property paid or issued with respect to the Escrowed Shares by reason of any exchange of shares, merger, consolidation, recapitalization, reorganization or similar business combination shall be subject to the terms of this Agreement.

4. In the event the Company makes a distribution to its shareholders in connection with the liquidation, dissolution, bankruptcy, receivership, or sale of all or substantially all of the Company assets, then before any distribution is made to Escrowed Shares, the Company shall make a ratable distribution to all non-escrowed shares in an amount up to $5.00 (Public Offering Price) per share. Any remaining proceeds shall be distributed ratably to all shares, including those held in escrow. If the distribution consists of shares of other non-cash items,


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         the fair market value of the shares or other non-cash items shall be valued by an independent appraiser.

5. In the case of a tender offer to purchase all or substantially all of the Company's outstanding shares, or a merger, consolidation, or reorganization into an unaffiliated entity, the Escrowed Shares shall be released from escrow and this Agreement shall be terminated if the majority of the non-escrowed shares (excluding all shares owned or controlled directly or indirectly by any officer, director, or person subject to this Agreement) are voted in favor of such tender offer, merger, consolidation, or reorganization.

6. Other than as specified by this Agreement, the Shareholder shall have all beneficial rights of ownership of the Escrowed Shares, including the right to vote the Escrowed Shares for all purposes.

7. All calculations used in this Agreement shall be adjusted should the Company make a share dividend or distribution of shares, have a stock split, have a reverse stock split, or otherwise reclassify its shares.

8. All Escrowed Shares shall be released by the Escrow Agent and this Agreement shall be terminated when:

         a. The Company has provided to the Escrow Agent and the Commissioner of Securities audited financial statements (per United States Generally Accepted Accounting Principles consistently applied and signed by a Certified Public Accountant) showing fully diluted net earnings, after taxes and exclusive of extraordinary items, for a period of four consecutive quarters of at least $.60 per share (12% of Public Offering Price) or for each of two consecutive periods of four consecutive quarters of at least $.30 per share (6% of Public Offering Price); and

         b. The Escrow Agent has not received written objection from the Commissioner of Securities within thirty days of receipt of such audited financial statements by the Commissioner of Securities.

9. If the Escrowed Shares are not released pursuant to the terms of paragraph 8 above, then twenty-five percent of the total amount of shares originally escrowed shall be released automatically on each of the fifth, sixth, seventh, and eighth anniversaries of the effective date of the Registration Statement (File No._). Shares shall be released ratably to all shareholders subject to this Agreement.

10. Any cash dividends paid on Escrowed Shares and held by the Escrow Agent pursuant to paragraph (3) shall be released upon termination of this Agreement.


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11.      Other than as specified by this Agreement, the Escrow Shares shall be released if the offering has been terminated and (i) no securities were sold thereto, or (ii) all proceeds from the sale of any securities thereto were returned to prospective investors.

12. In performing any of its duties, the Escrow Agent shall not incur any liability for any damages, losses, or expenses, except for willful default or negligence. It shall not incur any liability with respect to any action taken or omitted in good faith upon advice of counsel or counsel for the Company given with respect to the duties and responsibilities of the Escrow Agent under this Escrow Agreement. The Escrow Agent may in good faith rely on the truth and accuracy of any information signed and submitted by proper persons which conforms with the provisions of this Agreement.

13. The Company and the Shareholders jointly and severally agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent.

14. The Escrow Agent's fees for serving as Escrow Agent under this Agreement shall be paid by the Company.

15. This Escrow Agreement may be executed in any number of counterparts with the same force and effect as if all parties had signed the same document.

16. All notices, requests, instructions or other communications required or permitted to be given under this Agreement shall be given in writing and delivered by Certified Mail or hand-delivered to all parties to this Agreement and to the Commissioner of the Ohio Division of Securities.

17. If the Escrow Agent is unable or unwilling to perform its duties, a new escrow agent shall be appointed, a new Escrow and Subordination Agreement (identical in all respects to this Agreement) shall be entered into, and notice shall be given to the Division. The Escrow Agent must be satisfactory to the Division.

18. This Agreement sets forth the entire understanding of the parties hereto with respect to the operations contemplated hereby and may not be amended except by a written instrument executed by the parties hereto and consented to by the Commissioner of the Ohio Division of Securities.

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19.      This Agreement shall be governed by and construed and interpreted in accordance with the laws of Ohio.



                                             /s/ Bob Snyder          12/29/99
                                             -----------------------------------
                                             Shareholder              Date

                                             /s/ Dennis Snyder       12/29/99
                                             -----------------------------------
                                             Shareholder              Date

                                             /s/ Barry Gilliland     12/29/99
                                             -----------------------------------
                                             Shareholder              Date

                                             /s/ Joe Lechiara        12/29/99
                                             -----------------------------------
                                             Shareholder              Date

                                             /s/ Joe Lechiara, CFO   12/29/99
                                             -----------------------------------
                                             Company                  Date
                                             National City Bank
                                             Akron, Ohio

                                             /s/ Richard Amundsem,
                                                 Vice President      12/30/99
                                             -----------------------------------
                                             Escrow Agent             Date

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                       ESCROW AND SUBORDINATION AGREEMENT
                       ----------------------------------

                                   EXHIBIT A


Shareholder Name and Address            Number of Shares Escrowed

Robert Snyder                           3,725,000

Dennis Snyder                           3,700,000

Joseph Lechiara                         101,500

Barry Gilliland                         93,319





Company Name and Address
AlphaCom, Inc.
1035 Rosemary Boulevard
Akron, OH 44306
Attention: Robert Snyder, President

Escrow Agent Name and Address
National City Bank
1 Cascade Plaza
Akron, Ohio 44308
Attention: Richard S. Amundsen, Vice President, Trust Department

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